EXHIBIT 24 - POWER OF ATTORNEY



                           MONARCH SERVICES, INC.
                             POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS that the undersigned Directors and Executive Officers of MONARCH SERVICES, INC., a Maryland corporation, hereby constitute and appoint JACKSON Y. DOTT and MARSHALL CHADWELL and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and/or Executive Officers of Monarch Services, Inc., the Annual Report on Form 10-KSB of Monarch Services, Inc. and any and all further amendments to said report, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.


                                          DATE


/s/   Jackson Y. Dott                     July 19, 2004
--------------------------------
Jackson Y. Dott, Director
(Principal Executive Officer)



/s/   A. Eric Dott                        July 19, 2004
--------------------------------
A. Eric Dott, Director



/s/   Marshall Chadwell                   July 19, 2004
--------------------------------
Marshall Chadwell, Chief
Financial Officer (Principal
Accounting and Financial Officer)



/s/   David F. Gonano                     July 19, 2004
--------------------------------
David F. Gonano, Director



/s/   Trent Walklett                      July 28, 2004
--------------------------------
Trent Walklett, Director